EXHIBIT 99.1

S&W Announces Second Quarter Fiscal 2019 Financial Results

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Robert Blum, Joe Dorame, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - February 12, 2019 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the second quarter of fiscal 2019 ended December 31, 2018.

Mark Wong, President & CEO of S&W Seed Company, commented, "We believe S&W's transformation is firmly underway to becoming a multi-crop, middle-market agricultural company, with a focus on developing higher value crops through technological advances and proprietary breeding. While we only recently acquired the sorghum assets of Chromatin, our conviction in the synergies that we believed would be available is growing each day, including our belief that we can build upon a U.S. farmer-dealer network, leverage our international distribution channels, drive efficiencies in the production process, and accelerate development of next generation trait technologies. These important factors were key components behind the guidance we previously provided for revenue growth and positive EBITDA contribution from the acquisition in fiscal 2020. Overall, we believe we are delivering strong execution on the integration of the Chromatin acquisition."

"We feel that further evidence of the traction we are seeing in the turnaround of our business is our return to organic revenue growth during the second quarter and first half of fiscal 2019. On an equivalent comparable basis (excluding the impact of ASC 606 and excluding any contribution from the Chromatin acquisition), revenues increased organically by 14% during the second quarter of fiscal 2019, compared to the second quarter of fiscal 2018, and 3% during the first half of fiscal 2019, compared to the first half of fiscal 2018. Our efforts to grow sales in the United States and Australia with dedicated sales personnel, coupled with small improvements in the Saudi Arabia market, give us continued optimism that our customer centric strategies are yielding dividends. We believe this renewed sales focus, coupled with a realignment of our organization across geographic lines as opposed to products lines, has the ability to lead to continued improvement in the future."

Mr. Wong concluded, "I am enthusiastic of the opportunity we have at S&W to continue our evolution. The strategies we have implemented from an operational and strategic perspective are proceeding according to plan. The further integration of the Chromatin assets into S&W should only accelerate in future periods, which should in turn create a larger and more diverse platform from which to operate. I thank our shareholders for their continued support and look forward to the future with optimism."

Financial Results

(Note to readers: As S&W adopted the requirements of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (ASC 606) as of July 1, 2018, using the modified retrospective method, there is a lack of comparability of current financial results to prior fiscal periods.)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2018		2017	2018		2017
	ASC 606	ASC 605	ASC 605	ASC 606	ASC 605	ASC 605
Distribution and production agreements - Pioneer	$9,677,988	$15,966,835	$15,313,310	$29,185,614	$18,135,126	$18,101,800
Other product sales	8,761,172	8,761,172	5,033,204	15,336,201	15,336,201	12,767,630
Services	141,836	141,836	186,282	179,318	179,318	375,082
	$18,580,996	$24,869,843	$20,532,796	$44,701,133	$33,650,645	$31,244,512

For the second quarter of fiscal 2019 ended December 31, 2018, S&W reported revenue of $18.6 million, compared to revenue of $20.5 million in the second quarter of fiscal 2018. Of the $18.6 million of revenue in the second quarter of fiscal 2019, S&W recognized approximately $1.5 million from its recent sorghum acquisition which occurred on October 25, 2018. The decrease in revenue from the prior year is primarily related to the timing of revenue recognition pursuant to its adoption ASC 606 effective July 1, 2018, which accelerated revenue from its agreement with Pioneer to the first quarter of fiscal 2019 as opposed to the second quarter of fiscal 2019, offset by growth in Australia and other international markets, including MENA. Had the Company reported under the old revenue recognition standard ASC 605, revenue would have been $24.9 million in the second quarter of fiscal 2019. Excluding the impact of the Chromatin acquisition and under the old revenue recognition standard, revenues for the second quarter of fiscal 2019 would have been $23.4 million, or a 14% organic improvement from the year ago period driven by growth in Australia and other international markets, including MENA.

For the first half of fiscal 2019, S&W reported revenue of $44.7 million compared to $31.2 million for the first half of fiscal 2018. The increase in revenues for the six month period is primarily due to the acceleration of revenue recognition pursuant to the Company's adoption of ASC 606 effective July 1, 2018, as well as contributions from its acquisition of Chromatin, which occurred on October 25, 2018, and growth in Australia and other international markets, including MENA. Had the Company reported under the old revenue recognition standard ASC 605, revenue would have been $33.7 million for the first half of fiscal 2019. Excluding the impact of the Chromatin acquisition and operating under the old revenue recognition standard ASC 605, revenues for the first half of fiscal 2019 would have been $32.1 million, or a 3% organic improvement from the year ago period driven by growth contributions from Australia and MENA.

Gross margins during the second quarter of fiscal 2019 were 25.2% compared to gross margins of 22.8% in the second quarter of fiscal 2018. Gross margins during the first half of fiscal 2019 were 22.7% compared to gross margins of 22.4% in the second half of fiscal 2018. The increase in gross profit margins was primarily due to product sales mix during the current periods where the Company had a higher concentration of higher margin products including hybrids and dormant alfalfa seed.

Adjusted operating expenses, excluding transaction related expenses (see Table A1), in the second quarter of fiscal 2019 was $6.2 million compared to $4.2 million in the second quarter of fiscal 2018. Adjusted operating expenses, excluding transaction related expenses (see Table A2), in the first half of fiscal 2019 was $10.5 million compared to $8.6 million in the first half of fiscal 2018. The increase in operating expenses for the second quarter and first half of fiscal 2019 can be attributed to approximately $1.0 million of additional expenses from the newly acquired sorghum operations, coupled with additional investments in our sales and marketing and product development functions.

GAAP net loss for the second quarter of fiscal 2019 was $(2.8) million, or $(0.09) per basic and diluted share, compared to GAAP net loss of $(0.4) million, or $(0.02) per basic and diluted share, in the second quarter of fiscal 2018. GAAP net loss for the first half of fiscal 2019 was $(2.7) million, or $(0.10) per basic and diluted share, compared to GAAP net loss of $(2.2) million, or $(0.11) per basic and diluted share, in the first half of fiscal 2018.

Adjusted non-GAAP net loss (see Table A1) for the second quarter of fiscal 2019, excluding various items (transaction costs and interest expense - amortization of debt discount), was $(2.1) million, or $(0.07) per basic and diluted share. Adjusted non-GAAP net loss (see Table A1) for the second quarter of fiscal 2018, excluding various items (transactions costs, change in derivative warrant liabilities, interest expense - amortization of debt discount) was $(20,000), or $(0.00) per basic and diluted share. Adjusted non-GAAP net loss (see Table A2) for the first half of fiscal 2019, excluding various items (transaction costs and interest expense - amortization of debt discount), was $(1.6) million, or $(0.06) per basic and diluted share. Adjusted non-GAAP net loss (see Table A2) for the first half of fiscal 2018, excluding various items (transactions costs, change in derivative warrant liabilities, interest expense - amortization of debt discount) was $(2.5) million, or $(0.12) per basic and diluted share.

Adjusted EBITDA (see Table B) for the second quarter of fiscal 2019 was $(249,000), compared to adjusted EBITDA of $1.6 million in the second quarter of fiscal 2018. Adjusted EBITDA (see Table B) for the first half of fiscal 2019 was $1.9 million, compared to adjusted EBITDA of $617,000 in the first half of fiscal 2018.

Balance Sheet

In December 2018, to support future growth initiatives, including its recent acquisition of the Chromatin sorghum assets, S&W Seed Company expanded the size of its working capital facility with KeyBank to $45 million and extended the maturity date to December 2020.

Conference Call

S&W Seed Company has scheduled a conference call for today, Tuesday, February 12, 2019, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10128507. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, change in derivative warrant liabilities, and interest expense - amortization of debt discount. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring transaction costs, depreciation and amortization, non- cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, interest expense - amortization of debt discount, interest expense, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Sacramento, California. S&W's vision is to be the world's preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed and sorghum hybrid, with significant research and development, production and distribution capabilities. S&W also provides hybrid sunflower and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, the progress of our transition to becoming a multi-crop, middle-market agricultural company; our achievement of the anticipated synergies from our acquisition of Chromatin's assets; our execution on, and the timing of, the integration of the Chromatin acquisition; our return to organic growth; our expectations of continued improvement in our business due to our customer centric strategies and realignment of our organization across geographic lines; and statements regarding the advancement of our strategic plans.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that the integration of the Chromatin acquisition may not provide the anticipated benefits; our shift to customer centric strategies and the realignment of our organization across geographic lines may not meet our expectations; our strategic initiatives may not achieve the expected results; and risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2018 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended				Three Months Ended
	December 31,				December 31,
	2018				2017

		NON-GAAP	NON-GAAP			NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted		GAAP	Adjustments	Adjusted

Revenue	$18,580,996	-	$18,580,996		$20,532,796	-	$20,532,796

Cost of revenue	13,897,455	-	13,897,455		15,860,629	-	15,860,629

Gross profit	4,683,541	-	4,683,541		4,672,167	-	4,672,167

Operating expenses
Selling, general and administrative expenses	4,342,696	(586,800)	3,755,896		2,446,955	(5,784)	2,441,171
Research and development expenses	1,373,554	-	1,373,554		855,164	-	855,164
Depreciation and amortization	1,035,606	-	1,035,606		870,981	-	870,981
Disposal of property, plant and equipment loss (gain)	3,463	-	3,463		(15,413)	-	(15,413)

Total operating expenses	6,755,319	(586,800)	6,168,519		4,157,687	(5,784)	4,151,903

Income (loss) from operations	(2,071,778)	586,800	(1,484,978)		514,480	5,784	520,264

Other expense
Foreign currency (gain) loss	(32,987)	-	(32,987)		7,472	-	7,472
Change in derivative warrant liabilities	-	-	-		341,199	(341,199)	-
Interest expense - amortization of debt discount	68,914	(68,914)	-		33,100	(33,100)	-
Interest expense	641,479	-	641,479		383,894	-	383,894

Income (loss) before income taxes	(2,749,184)	655,714	(2,093,470)		(251,185)	380,083	128,898
Provision for income taxes	(4,801)	-	(4,801)		148,702	-	148,702
Net income (loss) including noncontrolling interests	$(2,744,383)	655,714	$(2,088,669)		$(399,887)	380,083	$(19,804)

Net income attributed to noncontrolling interest	21,673	-	21,673	#	-	-	-
Net income (loss) attributed to S&W Seed Company	$(2,766,056)	655,714	(2,110,342)		$(399,887)	380,083	(19,804)

Net income (loss) attributed to S&W Seed Company per common share:
Basic	$(0.09)		$(0.07)		$(0.02)		$(0.00)
Diluted	$(0.09)		$(0.07)		$(0.02)		$(0.00)

Weighted average number of common shares outstanding:
Basic	29,153,852		29,153,852		21,130,960		21,130,960
Diluted	29,153,852		29,153,852		21,130,960		21,130,960

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended				Six Months Ended
	December 31,				December 31,
	2018				2017

		NON-GAAP	NON-GAAP			NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted		GAAP	Adjustments	Adjusted

Revenue	$44,701,133	-	$44,701,133		$31,244,512	-	$31,244,512

Cost of revenue	34,554,463	-	34,554,463		24,236,757	-	24,236,757

Gross profit	10,146,670	-	10,146,670		7,007,755	-	7,007,755

Operating expenses
Selling, general and administrative expenses	7,230,074	(995,316)	6,234,758		5,361,035	(34,947)	5,326,088
Research and development expenses	2,365,667	-	2,365,667		1,597,081	-	1,597,081
Depreciation and amortization	1,890,714	-	1,890,714		1,759,233	-	1,759,233
Disposal of property, plant and equipment loss (gain)	3,463	-	3,463		(81,776)	-	(81,776)

Total operating expenses	11,489,918	(995,316)	10,494,602		8,635,573	(34,947)	8,600,626

Loss from operations	(1,343,248)	995,316	(347,932)		(1,627,818)	34,947	(1,592,871)

Other expense
Foreign currency (gain) loss	(58,430)	-	(58,430)		22,030	-	22,030
Change in derivative warrant liabilities	-	-	-		(431,300)	431,300	-
Interest expense - amortization of debt discount	135,392	(135,392)	-		67,099	(67,099)	-
Interest expense	1,298,709	-	1,298,709		731,623	-	731,623

Income (loss) before income taxes	(2,718,919)	1,130,708	(1,588,211)		(2,017,270)	(329,254)	(2,346,524)
Provision for income taxes	4,533	-	4,533		200,123	-	200,123
Net income (loss) including noncontrolling interests	$(2,723,452)	1,130,708	$(1,592,744)		$(2,217,393)	(329,254)	$(2,546,647)

Net income attributed to noncontrolling interest	21,673	-	21,673	#	-	-	-
Net income (loss) attributed to S&W Seed Company	$(2,745,125)	1,130,708	$(1,614,417)		$(2,217,393)	(329,254)	$(2,546,647)

Net income (loss) attributed to S&W Seed Company per common share:
Basic	$(0.10)		$(0.06)		$(0.11)		$(0.12)
Diluted	$(0.10)		$(0.06)		$(0.11)		$(0.12)

Weighted average number of common shares outstanding:
Basic	26,996,483		26,996,483		20,643,973		20,643,973
Diluted	26,996,483		26,996,483		20,643,973		20,643,973

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income (loss)	$(2,766,056)	$(399,887)	$(2,745,125)	$(2,217,393)

Non-recurring transaction costs	586,800	5,784	995,316	34,947

Non-cash stock based compensation	222,153	193,572	377,458	451,033

Depreciation and amortization	1,035,606	870,981	1,890,715	1,759,233

Foreign currency (gain) loss	(32,987)	7,472	(58,430)	22,030

Change in derivative warrant liabilities	-	341,199	-	(431,300)

Interest expense - amortization of debt discount	68,914	33,100	135,392	67,099

Interest expense	641,479	383,894	1,298,709	731,623

Provision for income taxes	(4,801)	148,702	4,533	200,123

Non-GAAP Adjusted EBITDA	$(248,892)	$1,584,817	$1,898,568	$617,395

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2018	2018
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,471,381	$4,320,894
Accounts receivable, net	23,178,997	13,861,932
Unbilled accounts receivable, net	11,206,984	-
Inventories, net	88,455,980	60,419,276
Prepaid expenses and other current assets	1,158,738	1,279,794
Assets held for sale	1,930,400	-
TOTAL CURRENT ASSETS	128,402,480	79,881,896

Property, plant and equipment, net	22,731,765	13,180,132
Intangibles, net	39,823,195	33,109,780
Goodwill	11,865,811	10,292,265
Other assets	1,302,705	1,303,135
TOTAL ASSETS	$204,125,956	$137,767,208

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$31,594,475	$5,935,454
Deferred revenue	2,443,574	212,393
Accrued expenses and other current liabilities	3,471,881	3,114,799
Lines of credit, net	46,310,464	32,630,559
Current portion of long-term debt, net	991,140	503,012
TOTAL CURRENT LIABILITIES	84,811,534	42,396,217

Long-term debt, net, less current portion	12,264,273	12,977,087
Other non-current liabilities	656,994	651,780

TOTAL LIABILITIES	97,732,801	56,025,084

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
33,246,141 issued and 33,221,141 outstanding at December 31, 2018;
24,367,906 issued and 24,342,906 outstanding at June 30, 2018;	33,246	24,367
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	136,495,216	108,803,991
Accumulated deficit	(23,906,501)	(21,161,376)
Accumulated other comprehensive loss	(6,116,283)	(5,790,662)
Noncontrolling interests	21,673	-
TOTAL STOCKHOLDERS' EQUITY	106,393,155	81,742,124
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$204,125,956	$137,767,208

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,723,452)	$(2,217,393)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	377,458	451,033
Change in allowance for doubtful accounts	(154,364)	20,547
Depreciation and amortization	1,890,715	1,759,233
Loss (gain) on disposal of property, plant and equipment	3,463	(81,776)
Change in foreign exchange contracts	2,626	100,864
Change in derivative warrant liabilities	-	(431,300)
Amortization of debt discount	135,392	67,099
Changes in:
Accounts receivable	(8,336,183)	(1,960,907)
Unbilled accounts receivable	(11,206,984)	-
Inventories	(21,513,547)	(38,850,545)
Prepaid expenses and other current assets	123,752	(377,920)
Other non-current asset	-	(4,963)
Accounts payable	23,698,244	25,606,471
Accounts payable - related parties	-	(216,112)
Deferred revenue	1,458,655	(614,523)
Accrued expenses and other current liabilities	384,628	(67,000)
Other non-current liabilities	(40,855)	148,147
Net cash used in operating activities	(15,900,452)	(16,669,045)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(336,623)	(815,063)
Additions to internal use software	(43,000)	-
Proceeds from disposal of property, plant and equipment	24,106	46,218
Acquisition of business, net of cash acquired	(26,354,951)	-
Net cash used in investing activities	(26,710,468)	(768,845)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	4,927,682	22,519,216
Net proceeds from sale of preferred stock	22,420,462	-
Taxes paid related to net share settlements of stock-based compensation awards	(25,497)	(113,688)
Borrowings and repayments on lines of credit, net	14,299,326	38,574
Payment of contingent consideration obligation	-	(2,500,000)
Borrowings of long-term debt	2,369,071	12,500,000
Debt issuance costs	(354,589)	(257,964)
Repayments of long-term debt	(2,682,056)	(10,113,415)
Net cash provided by financing activities	40,954,399	22,072,723

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(192,992)	74,860

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(1,849,513)	4,709,693

CASH AND CASH EQUIVALENTS, beginning of the period	$4,320,894	$745,001

CASH AND CASH EQUIVALENTS, end of period	$2,471,381	$5,454,694